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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

PRIMEDIA Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK (Address of principal executive offices)

10151 (Zip Code)

Registrant's telephone number, including area code (212) 745-0100

Item 2.01.    Completion of Acquisition or Disposition of Assets

On March 18, 2005, PRIMEDIA Inc. completed the previously announced sale of its subsidiary About, Inc. to The New York Times Company for approximately $410 million in cash. A copy of the press release announcing the completion of such sale is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(b)
Pro Form Financial Information.

        (1)   Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the period ended December 31, 2004 and for the three years ended December 31, 2004 (filed herewith as Exhibit 99.2)

(c)
Exhibits

Exhibit 99.1	Press Release dated March 18, 2005
Exhibit 99.2	Unaudited Pro Forma Condensed Consolidated Financial Information as of December 31, 2004 and for each of the three years in the period ended December 31, 2004
Exhibit 99.3	Stock Purchase Agreement among PRIMEDIA Companies Inc., PRIMEDIA Inc. and The New York Times Company, dated February 17, 2005

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)
Date: March 24, 2005	By:	/s/ BEVERLY C. CHELL Beverly C. Chell Vice Chairman and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 18, 2005
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information as of December 31, 2004 and for each of the three years in the period ended December 31, 2004
99.3	Stock Purchase Agreement among PRIMEDIA Companies Inc., PRIMEDIA Inc. and The New York Times Company, dated February 17, 2005

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SIGNATURES